EXHIBIT 4.6

                FORM OF WARRANT ISSUED TO GORDON ROCK DURING 2001

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE 1933 ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO THE 1933 ACT.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.

                                                            ______________, 2001

                                 WARRANT FOR THE
                       PURCHASE OF SHARES OF COMMON STOCK
                                       OF
                                 BURST.COM, INC.

     THIS CERTIFIES THAT Gordon Rock (the "Holder"), is entitled, subject to the terms set forth in this Warrant, to purchase from Burst.com, Inc., a Delaware corporation (the "Company"), up to _________________ (______________) shares of the Company's common stock, par value $0.00001 per share (the "Common Stock"), upon surrender hereof, at the principal office of the Company, with the subscription form attached hereto duly executed, and simultaneous payment therefor as hereinafter provided, at the Exercise Price as set forth herein. The Exercise Price and the number of shares of Common Stock issuable on exercise of this Warrant are subject to adjustment as provided herein. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

     1. Term of Warrant and Exercise.

         1.1 Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, at any time or from time to time, in whole or in part, at the sole option of the Holder, without any obligation to do so, during the term commencing on the Warrant Issue Date indicated above and ending at 5:00 p.m., Pacific Standard Time, on September 30, 2006, provided, however, that in the event of (a) the closing of the Company's sale or transfer of all or substantially all of its assets, or (b) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less then 50% of the voting power of the surviving entity (any such event being referred to herein as a "Termination Event"), this Warrant shall, on the date of such Termination Event, no longer be exercisable and become null and void (the "Warrant Term").

         1.2 Exercise Price. The Exercise Price at which this Warrant may be exercised shall be twenty cents ($0.20) per share of Common Stock, subject to adjustment as provided herein.

     2. Exercise of Warrant.

         2.1 Subject to the terms of this Warrant, the purchase rights represented by this Warrant are exercisable in whole or in part by the Holder, during the Warrant Term by surrender of this Warrant and the attached Notice of Exercise in which Alternative 2 is initialed, duly completed and executed on behalf of the Holder, at the principal office of the Company, upon payment of the purchase price of the shares to be purchased solely at the discretion of the Holder (i) in cash or by check to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii) above.

         2.2 In lieu of exercising this Warrant pursuant to Section 2.1 hereof, the Holder may elect to receive the Shares in an amount equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Exercise in which alternative No. 1 is initialed by the Holder. In such event, the Company shall issue to the Holder a number of Shares computed using the following formula:

                   X        =       Y (A-B)
                                    -------
                                        A

          Where X = the number of Shares to be issued to the Registered Holder.

                Y = the number of Shares requested to be exercised under this
                    Warrant.

                A = the fair market value of one Share of the Company.

                B = The Exercise Price (as adjusted to the date of such
                    calculation).

         For purposes of this Section 2.2, the fair market value of the Company's Shares shall be the price per share as determined in good faith by the Company's Board of Directors.

         2.3 This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

     3. No Rights of Shareholder. Subject to the terms of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the person entitled to receive the shares of Common Stock issuable upon exercise hereof shall be treated as the record holder of such shares pursuant to Section 2.3. The Company understands and agrees that nothing in this Warrant or any other agreement with Holder or any actions of Holder shall obligate Holder to exercise any of its rights to purchase the capital stock of the Company.

     4. Certain Adjustments.

         4.1 Splits and Subdivisions. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock or other securities (hereinafter referred to as the

"Common Stock Equivalents") without payment of any consideration by such Holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of shares of Common Stock as to which purchase rights under this Warrant exist at the time shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

         4.2 Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided herein.

         4.3 Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the Exercise Price shall be appropriately increased and the number of shares of Common Stock as to which purchase rights under this Warrant exist at the time shall be appropriately decreased in proportion to such decrease in outstanding shares.

         4.4 Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights, then, in each such case for the purpose of this subsection 4.4, upon exercise of this Warrant, the Holder hereof shall be entitled to a proportionate share of any such distribution as though such Holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

         4.5 Certificate as to Adjustments. In the case of each adjustment or readjustment of the Exercise Price pursuant to this Section 4, the Company will promptly compute such adjustment or readjustment of the Exercise Price and any resulting adjustment or readjustment of the number of shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the Holder. The Company will, upon the written request at any time of the Holder, furnish or cause to be furnished to such Holder a certificate setting forth:

               (a) Such adjustments and readjustments;

               (b) The Exercise Price at the time in effect; and

               (c) The number of shares of Common Stock and the amount, if any, of other property at the time receivable upon the exercise of this Warrant.

         4.7 Notices of Record Date, etc. In the event of:

               (a) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

               (c) Any public offering of shares of Common Stock of the Company pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"); or

               (d) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Holder at least twenty (20) days prior to the earliest date specified therein, a notice specifying:

                    (i) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                    (ii) The date on which any such reorganization, reclassification, transfer, change of control, acquisition, consolidation, merger, dissolution, liquidation, winding-up or public offering is expected to become effective and the record date, if any, for determining shareholders entitled to vote thereon.

     5. Fractional Shares. No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined by the Board of Directors of the Company.

     6. Covenants.

         6.1 Reservation of Stock. The Company covenants at all times that during the Warrant Term, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its certificate of incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer of certificate(s) for shares of Common Stock issuable upon exercise of the Warrant to a person or entity other than the then-current Holder of the Warrant). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

         6.2 Payment of Expenses and Taxes. The Company shall pay all expenses and taxes imposed by law or any governmental agency, including any documentary stamp taxes, attributable to the issuance of Common Stock upon the exercise of the Warrant; provided, that nothing in this Section 6.2 shall make the Company liable for any income taxes payable by the Holder and associated with the issuance of the Warrants or the exercise thereof or any transfer taxes associated with the transfer of the Warrants.

     7. Legends.

         7.1 Each certificate representing the Common Stock issuable upon exercise of this Warrant may be endorsed with the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE

ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

         7.2 Removal of Legend and Transfer Restrictions. Any legend endorsed on the Warrant or a certificate pursuant to subsection 7.1 and the stop transfer instructions with respect to such legended securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such securities if such securities are registered and sold under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or if such holder satisfies the requirements of Rule 144(k) and provides the Company with an opinion of counsel for such holder of the securities, reasonably satisfactory to the Company, to the effect that (i) such holder meets the requirements of Rule 144(k) or (ii) a public sale, transfer or assignment of such securities may be made without registration.

     8. Representations and Warranties of Holder. Holder represents and warrants with the Company as follows:

         (a) Holder has either (i) a preexisting personal or business relationship with the Company or one or more of its officers, directors or controlling persons, or (ii) by reason of Holder's business or financial experience has the capacity to protect Holder's own interests in connection with this investment, to evaluate this investment, to conduct such factual and legal investigation as Holder deems appropriate and to bear the substantial risks inherent in this investment.

         (b) Holder is experienced in evaluating and investing in securities of companies experiencing financial difficulties, understands that the Company is unable to pay its existing obligations as they become due, acknowledges that there are substantial risks involved in this investment, is able to fend for Holder, can bear the economic risk of this investment, and has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of this investment.

         (c) The Warrant and the shares of stock issuable upon exercise of this Warrant (collectively the "Securities") will be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

         (d) Holder believes that Holder has received or has had full access to all the information Holder considers necessary or appropriate to make an informed investment decision with respect to the Securities, including without limitation all reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Holder acknowledges that the Company has made available to Holder the opportunity to ask questions and receive answers from the Company regarding the business, prospects and financial condition of the Company, and to examine any document, matter or information that Holder considers relevant or appropriate in connection with this investment. To the extent that Holder has not sought information regarding any particular matter, Holder represents that Holder had no interest in doing so and that such matters are not material to Holder in connection with this investment. Holder has accepted the responsibility for conducting Holder's own investigation and obtaining for Holder, from the above sources and other sources, such information as to the foregoing and all other subjects as Holder deems relevant or appropriate in connection with this investment.

         (e) Holder is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

         (f) Holder understands that the Securities are characterized as "restricted securities" under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder the Securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Holder represents that Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Holder understands that the Company is under no obligation to register any of the Securities.

         (g) At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

         (h) Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

               (i) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) Holder shall have notified the Company of the proposed disposition, and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act.

     9. Transfer. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof upon surrender of this Warrant with a properly executed assignment (in the form annexed hereto) at the principal office of the Company. Upon any partial transfer, the Company will at its expense issue and deliver to the holder hereof a new Warrant of like tenor, in the name of the holder hereof, which shall be exercisable for such number of shares of Common Stock that were not so transferred.

     10. Market Standoff. Holder agrees, in connection with a public offering of the Company's securities, (i) not to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any shares of capital stock of the Company held by the Holder (other than those shares included in any registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration and (ii) further agrees to execute any agreement reflecting (i) above as may be requested by the underwriters at the time of the public offering; provided, however, that all of the Company's executive officers, directors and shareholders enter into similar agreements. A legend shall be placed on all securities issuable upon exercise of this Warrant disclosing the existence of this lockup.

     11. Successors and Assigns. The terms and provisions of this Warrant shall be binding upon the Company and the Holder and their respective successors and assigns, subject at all times to the restrictions set forth herein.

     12. Amendments and Waivers. The provisions of all outstanding Warrants, including this Warrant, may be amended and/or waived only with the written consent of the Company and of holders, including Holder, holding Warrants exercisable into more than fifty percent (50%) of the Warrant Shares into which all outstanding Warrants, including this Warrant, are then exercisable. Notwithstanding the forgoing, no amendment or waiver may affect any holder of Warrants in any manner differently from any other Holder without the written consent of such first mentioned Holder.

     13. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     14. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     15. Governing Law. The terms and conditions of this Warrant shall be governed by and construed in accordance with the laws of the State of California without regard to such State's choice of law provisions.

     16. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

     18. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     19. Lost Warrants. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this ___ day of ________, 2001.

                                    BURST.COM, INC..


                                    By: ________________________________________
                                        Richard A. Lang, Chief Executive Officer

ACCEPTED AND AGREED:


____________________________
Gordon Rock

                               NOTICE OF EXERCISE

To: Burst.com, Inc..
    Attn: Chief Executive Officer

     o In lieu of exercising the attached Warrant for cash or check, the undersigned hereby elects to effect the net issuance provision of
          Section 2.2 of this Warrant and receive ___________________ (leave blank if you choose Alternative No. 2 below) shares of Common Stock of Burst.com, Inc., a Delaware corporation (the "Company"), pursuant to the terms of this Warrant. (Initial here if the undersigned elects this alternative) ________

     o The undersigned hereby elects to purchase _______________________ (leave blank if you choose alternative No. 1 above) shares of Common Stock of Burst.com, Inc., a Delaware corporation (the "Company") pursuant to Section 2.1 of the attached Warrant, and tenders herewith payment of the aggregate exercise price in cash, check and/or cancellation of debt. (Initial here if the undersigned elects this alternative) ________

     o The undersigned requests that the Company issue a certificate or certificates representing said shares of the Common Stock of the Company in the name of the undersigned or in such other name as is specified below:

                  _____________________________
                           (Print Name)

               By its signature below, the undersigned hereby confirms and acknowledges that the shares of Common Stock issuable upon exercise of the Warrant are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Date:  _______________          Very truly yours,

                                _____________________________________________
                                (Print Name)

                                _____________________________________________
                                (Signature)

                                By: _________________________________________
                                    (Name and title of signatory,
                                     if non-natural person)

                                 ASSIGNMENT FORM

               FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee              Address                         No. of Shares
----------------              -------                         -------------

and does hereby irrevocably constitute and appoint _________________________ Attorney to make such transfer on the books of Burst.com, Inc. maintained for the purpose, with full power of substitution in the premises.

               The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

DATED:  _______________

                                        ________________________________________
                                                     Signature of Holder